NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2019 Results

CLEVELAND - April 17, 2019 - PolyOne Corporation (NYSE: POL) today reported its first quarter results for 2019. Consolidated revenue for the first quarter was $900 million, flat with the prior year as growth from acquisitions of 3.5% was offset by a 1.5% reduction in organic sales and a 2% impact due to unfavorable foreign exchange.

GAAP earnings per share were $0.49 in the first quarter of 2019 compared to $0.59 in the first quarter of 2018. Adjusted earnings per share were $0.64 in the first quarter of 2019 compared to $0.68 for the first quarter of 2018.

“Like many companies in our space, we experienced weaker demand in certain end markets and unfavorable foreign exchange during the first quarter. This resulted in a year over year decline in sales and earnings,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, PolyOne Corporation. “Key drivers included lower automotive sales in Europe and China which impacted Color, Additives and Inks (Color) and Specialty Engineered Materials (SEM), and a decline in construction related sales, which primarily impacted Performance Products and Solutions (PPS) in North America.”

Mr. Patterson continued, “These headwinds were partially offset by favorable product mix and margin expansion in Distribution as well as new business gains in composites and sustainable solutions. In fact, we had our best quarter ever for composites since we began investing in this space.”

Composite sales increased 10% organically driven by new business in consumer and electrical end markets. Combined with strong performance from the company’s January 2019 acquisition of Fiber-Line, composites-led growth added 17% to SEM operating income over the prior year first quarter. Fiber-Line had the best quarter in its history as a result of the continued build-out of 4G and emerging 5G network infrastructure.

Sustainable solutions include next generation packaging technologies which extend shelf-life for perishable beverages. Sales in these product applications increased 34% in China compared to the first quarter of last year.

Commenting on the company’s outlook, Mr. Patterson said, “We believe the current market challenges are temporary, and we will see a recovery in the second half of the year. While we are encouraged and optimistic, we are not waiting for market improvement to unfold.

Accordingly, we have taken actions to reduce costs primarily through targeted workforce reductions and limiting discretionary spending.”

Mr. Patterson continued, “We believe these actions are prudent in the short term, but also balanced, as we are not curtailing our ability to deliver for the long term. We are continuing to invest in key end markets and innovation, and as this quarter has demonstrated, our investments in composites and sustainable solutions are paying off.”

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on April 17, 2019. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 7476534. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on April 17, 2019. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 7476534.

About PolyOne
PolyOne Corporation (NYSE: POL), with 2018 revenues of $3.5 billion, is a premier provider of specialized polymer materials, services and solutions. The company adds value to global customers and improves sustainability through formulating materials, such as:

•	Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic

•	Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation

•	Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses
PolyOne employs approximately 6,900 associates, is certified ACC Responsible Care® and Great Place to Work®, and is a founding member of the Alliance to End Plastic Waste. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to identify and evaluate acquisition targets and consummate and integrate acquisitions; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, cost reductions and employee productivity goals;
information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018

Sales	$899.9	$901.6
Operating income	68.3	78.8
Net income from continuing operations attributable to PolyOne shareholders	38.2	47.7
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.49	$0.59
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.49	$0.59

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$38.2	$0.49
Special items, after tax (Attachment 3)	11.5	0.15
Adjusted net income / EPS - excluding special items	$49.7	$0.64

	Three Months Ended March 31, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$47.7	$0.59
Special items, after tax (Attachment 3)	7.4	0.09
Adjusted net income / EPS - excluding special items	$55.1	$0.68

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018

Sales	$899.9	$901.6
Cost of sales	703.6	703.1
Gross margin	196.3	198.5
Selling and administrative expense	128.0	119.7
Operating income	68.3	78.8
Interest expense, net	(15.9)	(15.5)
Other income, net	0.2	1.1
Income from continuing operations before income taxes	52.6	64.4
Income tax expense	(14.3)	(16.7)
Net income from continuing operations	38.3	47.7
Loss from discontinued operations, net of income taxes	—	(0.8)
Net income	$38.3	$46.9
Net income attributable to noncontrolling interests	(0.1)	—
Net income attributable to PolyOne common shareholders	$38.2	$46.9

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.49	$0.59
Discontinued operations	—	(0.01)
Total	$0.49	$0.58
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.49	$0.59
Discontinued operations	—	(0.01)
Total	$0.49	$0.58

Weighted-average shares used to compute earnings per common share:
Basic	77.8	80.4
Diluted	78.2	81.3

Cash dividends declared per share of common stock	$0.195	$0.175

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2019	2018
Cost of sales:
Restructuring costs	$0.1	$(0.2)
Environmental remediation costs	(2.1)	(3.1)
Reimbursement of previously incurred environmental costs	—	0.7
Acquisition related costs	(2.0)	(1.1)
Impact on cost of sales	(4.0)	(3.7)

Selling and administrative expense:
Restructuring, legal and other	(6.5)	(4.9)
Acquisition related costs	(2.6)	(0.8)
Impact on selling and administrative expense	(9.1)	(5.7)

Impact on operating income	(13.1)	(9.4)

Other income, net	0.1	0.1
Impact on income from continuing operations before income taxes	(13.0)	(9.3)
Income tax benefit on above special items	3.3	2.4
Tax adjustments(2)	(1.8)	(0.5)
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$(11.5)	$(7.4)

Diluted earnings per common share impact	$(0.15)	$(0.09)

Weighted average shares used to compute adjusted earnings per share:
Diluted	78.2	81.3

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$108.3	$170.9
Accounts receivable, net	480.2	413.4
Inventories, net	374.9	344.7
Other current assets	71.3	69.8
Total current assets	1,034.7	998.8
Property, net	497.1	495.4
Goodwill	705.5	650.3
Intangible assets, net	492.4	423.4
Operating lease assets, net	76.6	—
Other non-current assets	155.5	155.4
Total assets	$2,961.8	$2,723.3

Liabilities and Equity
Current liabilities:
Short-term and current portion of long-term debt	$19.0	$19.4
Accounts payable	407.2	399.0
Current operating lease obligations	23.2	—
Accrued expenses and other current liabilities	120.9	139.2
Total current liabilities	570.3	557.6
Non-current liabilities:
Long-term debt	1,440.7	1,336.2
Pension and other post-retirement benefits	54.0	54.3
Non-current operating lease obligations	53.4	—
Other non-current liabilities	274.5	234.6
Total non-current liabilities	1,822.6	1,625.1
Equity:
PolyOne shareholders’ equity	568.2	540.0
Noncontrolling interests	0.7	0.6
Total equity	568.9	540.6
Total liabilities and equity	$2,961.8	$2,723.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income	$38.3	$46.9
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	23.3	22.4
Share-based compensation expense	2.5	2.7
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(53.0)	(82.4)
(Increase) decrease in inventories	(12.0)	17.0
Increase in accounts payable	1.2	16.6
Decrease in pension and other post-retirement benefits	(1.9)	(2.3)
(Decrease) increase in accrued expenses and other assets and liabilities, net	(23.1)	5.8
Net cash (used) provided by operating activities	(24.7)	26.7
Investing Activities
Capital expenditures	(9.9)	(12.9)
Business acquisitions, net of cash acquired	(119.6)	(73.0)
Sale of and proceeds from other assets	1.6	—
Net cash used by investing activities	(127.9)	(85.9)
Financing Activities
Borrowings under credit facilities	374.7	286.6
Repayments under credit facilities	(269.2)	(249.1)
Purchase of common shares for treasury	—	(42.2)
Cash dividends paid	(15.6)	(14.2)
Repayment of long-term debt	(1.6)	(1.6)
Payments of withholding tax on share awards	(1.3)	(1.6)
Net cash provided (used) by financing activities	87.0	(22.1)
Effect of exchange rate changes on cash	3.0	3.2
Decrease in cash and cash equivalents	(62.6)	(78.1)
Cash and cash equivalents at beginning of period	170.9	243.6
Cash and cash equivalents at end of period	$108.3	$165.5

Attachment 6
PolyOne Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2019	2018
Sales:
Color, Additives and Inks	$263.3	$270.9
Specialty Engineered Materials	189.9	163.1
Performance Products and Solutions	169.8	191.0
Distribution	317.3	315.5
Corporate and eliminations	(40.4)	(38.9)
Sales	$899.9	$901.6

Gross margin:
Color, Additives and Inks	$89.5	$92.2
Specialty Engineered Materials	50.4	44.8
Performance Products and Solutions	27.9	34.6
Distribution	34.2	31.7
Corporate and eliminations	(5.7)	(4.8)
Gross margin	$196.3	$198.5

Selling and administrative expense:
Color, Additives and Inks	$50.0	$50.1
Specialty Engineered Materials	29.1	24.7
Performance Products and Solutions	12.7	11.9
Distribution	14.7	13.5
Corporate and eliminations	21.5	19.5
Selling and administrative expense	$128.0	$119.7

Operating income:
Color, Additives and Inks	$39.5	$42.1
Specialty Engineered Materials	21.3	20.1
Performance Products and Solutions	15.2	22.7
Distribution	19.5	18.2
Corporate and eliminations	(27.2)	(24.3)
Operating income	$68.3	$78.8

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2019	2018

Sales	$899.9	$901.6

Gross margin - GAAP	196.3	198.5
Special items in gross margin (Attachment 3)	4.0	3.7
Adjusted Gross margin	$200.3	$202.2

Adjusted Gross margin as a percent of sales	22.3%	22.4%

Operating income - GAAP	68.3	78.8
Special items in operating income (Attachment 3)	13.1	9.4
Adjusted Operating income	$81.4	$88.2

Adjusted Operating income as a percent of sales	9.0%	9.8%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$52.6	$13.0	$65.6	$64.4	$9.3	$73.7

Income tax expense - GAAP	(14.3)	—	(14.3)	(16.7)	—	(16.7)
Income tax impact of special items (Attachment 3)	—	(3.3)	(3.3)	—	(2.4)	(2.4)
Tax adjustments (Attachment 3)	—	1.8	1.8	—	0.5	0.5
Income tax expense	$(14.3)	$(1.5)	$(15.8)	$(16.7)	$(1.9)	$(18.6)

Effective Tax Rate	27.2%		24.1%	25.9%		25.2%